                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant  /X/

Check the appropriate box:
/ /   Preliminary Proxy Statement
/ /   Confidential, For Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/X/   Soliciting Material Under Rule 14a-12

                          DEL GLOBAL TECHNOLOGIES CORP.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             WARREN G. LICHTENSTEIN
                            WEBFINANCIAL CORPORATION
                              HENRY PARTNERS, L.P.
                             MATTHEW PARTNERS, L.P.
                          HENRY INVESTMENT TRUST, L.P.
                             CANINE PARTNERS, L.L.C.
                                 DAVID W. WRIGHT
                               GERALD M. CZARNECKI
                               SUZANNE M. HOPGOOD
                               ------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and 0-11.

(1)  Title  of each  class  of  securities  to which  transaction  applies:  Not applicable
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     calculated and state how it was determined): Not applicable
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/ /  Fee paid previously with preliminary materials:
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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            Steel Partners II, L.P.  ("Steel") is filing materials  contained in this Schedule 14A with the Securities and Exchange Commission in connection with a possible solicitation of proxies in support of the election of the nominees of
Steel to the Board of Directors of Del Global Technologies Corp. (the "Company")
at the 2003 annual meeting of the  stockholders  of the Company  scheduled to be held on May 14, 2003, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the
"Annual Meeting").

            Item 1: On April 15, 2003,  Steel issued the following press release announcing that it has obtained certain stockholder information from the Company in response to a lawsuit filed by Steel against the Company in the Supreme Court of the State of New York, County of New York.

PRESS RELEASE

             STEEL PARTNERS II, L.P. OBTAINS STOCKHOLDER INFORMATION
                       FROM DEL GLOBAL TECHNOLOGIES CORP.

            NEW YORK, NY - April 15, 2003 - Steel Partners II, L.P., a member of a group of Del Global  Technologies  Corp. (Pink Sheets:  DGTC.PK)  stockholders seeking representation on the Del Global Board, today announced that in response to a lawsuit  filed by Steel  against the  Company in the  Supreme  Court of the
State of New York,  County of New York,  Del Global has provided  Steel with the stockholder information is was seeking.

            Warren Lichtenstein,  Managing Partner of Steel Partners II, stated,
"We regret having been forced to go to court to obtain  information that, as the
Company  belatedly  concedes,  we have every right to. Their initial refusal was just  another  example of  corporate  waste - we believe  both sides  could have easily avoided these totally unnecessary litigation expenses."

            David Wright,  an investor,  member of the stockholder group and one of the group's  nominees added,  "We view the Company's  failure to provide this information absent litigation as symptomatic of the indifference that we believe has characterized its dealings with its stockholders over the past few years and continues today. We question,  for example, the information vacuum regarding the recent  "retirement"  of two directors.  We understand  that one of them,  David
Michael,  is the recipient of a "Wells Notice" from the SEC indicating  that the
SEC is considering  whether or not to recommend the filing of a civil proceeding against Mr.  Michael in  connection  with Del  Global's  accounting  issues.  We question the candor of any shareholder  communication that omits mention of this fact, and for that matter, the bestowing of the Separation Agreement and General
Release of Claims  upon  Messrs.  Tiernan  and  Michael,  and again call for the public disclosure of these  "retirement"  agreements.  The current President and
CEO, Samuel Park, recently stated that the Company has "corrected the governance issues that led to Del's problems." In fact, the changes Mr. Park refers to were only implemented this month after negotiations between the group and the Company to settle the contested solicitation of proxies failed."

            In addition to Mr.  Wright,  the group will solicit  proxies for the election of venture capitalist and nationally  recognized  corporate  governance consultant Gerald M. Czarnecki,  and nationally  recognized corporate governance expert  Suzanne  M.  Hopgood,  President  of  The  Hopgood  Group,  LLC;  former
President,  CEO and a director of Houlihan's  Restaurant Group, Inc. Ms. Hopgood has extensive experience in corporate workouts, turnarounds and restructurings.

                    ----------------------------------------

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

            Steel Partners II, L.P. ("Steel") has made a preliminary filing with the SEC of proxy  materials to be used to solicit  votes for the election of its nominees at the Annual Meeting of stockholders of Del Global  Technologies Corp.
(the "Company") scheduled for May 14, 2003.

            Steel strongly  advises all  stockholders of the Company to read the proxy  statement  when  it  is  available  because  it  will  contain  important information.  Such proxy  statement  will be available at no charge on the SEC's
web  site  at   http://www.sec.gov.   In  addition,   the  participants  in  any
solicitation  will provide  copies of the proxy  statement  without  charge upon request.  Requests  for copies  should be  directed to the  participants'  proxy solicitor,  Innisfree M&A Incorporated,  at its toll-free number:  888-750-5834.
Detailed information regarding the identity and interests of individuals who may be deemed  participants in the  solicitation  of proxies  relating to the Annual
Meeting is available in the  preliminary  proxy  statement filed with the SEC on
April 4, 2003.

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Contact:

            Innisfree M&A Inc.
            Michael Brinn, 212-750-8253